IC Enterprises, LLC

                              Consulting Agreement

This Agreement is made as of this 1st day of October, 1998, by and between Streamedia Communications, LLC, a private corporation ("Company" or "Streamedia") with its principal offices at 9 East 45th , and IC Enterprises, LLC, a Maryland, USA Limited Liability Company ("ICE") with its principal offices at 15245 Shady Grove Road, Suite 400 Rockville, Maryland 20850.

Witnesseth

WHEREAS, the Company requires expertise in the areas of business development and finance to support it's business and growth and desires to engage ICE to provide such services and specifically to seek potential merger candidates and/or introduce the Company to investors who may be interested in providing financing to the Company; and

WHEREAS, ICE, through its principals, agents and employees, has certain expertise in the areas business development and finance, as well as expertise in the evaluation of potential business opportunities and the implementation of various projects of the nature and type contemplated by the Company in its future expansion and development which ICE has agreed to provide to the Company;

NOW, THEREFORE, in consideration of the premise and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1.    Appointment of ICE

The Company hereby appoints ICE, and ICE agrees to represent the Company, as a non-exclusive consultant to assist the Company in identifying entities or individuals who may wish to provide financing for the Company, to assist the Company in identifying possible merger candidates for the Company, and to assist in the contemplated marketing and development of the Company. ICE shall have the right during the term of this agreement to represent to the public that it is a consultant to the Company.

2.    ICE's Rights and Duties

(a) ICE shall use its best efforts to introduce the Company to entities or individuals who may be interested in providing financing to the Company, as well as possible merger candidates. Thereafter, ICE shall use its best efforts to assist the Company in structuring and effecting financing, merger, acquisition or such other transaction as is agreed to by the Company and ICE.

(b) To perform its duties hereunder, ICE may perform valuation analyses of the Company, all required due diligence, and to make presentations regarding the Company to potential merger candidates, lenders, investors and underwriters, coordinate visits of potential merger candidates, lenders, investors and underwriters with the Company and assist the Company in negotiations with such parties as are necessary.

3.    Company Information

In connection with ICE's performance of its duties hereunder,  the Company shall
(i) provide ICE, on a timely basis, all information reasonably requested by ICE, and (ii) make its officers and professionals available to ICE and such third parties as ICE shall designate at reasonable times and upon reasonable notice.

4.    Confidential Information

ICE acknowledges that, in the course of performing its duties hereunder, it may obtain information relating to the Company which the Company has marked as confidential or otherwise identified in writing as confidential ("Confidential Information"). ICE shall hold at all times, both during the term of this agreement and at all times thereafter, such Confidential Information in the strictest confidence, and shall not use such Confidential Information for any purpose, other than as may be reasonably necessary for the performance of its duties pursuant to this agreement, without the Company's prior written consent. ICE shall not disclose any Confidential Information to any person or entity, other than to ICE's employees or consultants as may be reasonably necessary for purposes of performing its duties hereunder, without the Company's prior written consent. The foregoing notwithstanding, the term "Confidential Information" shall not include information which (i) becomes generally available to the public, other than as a result of a breach hereof, (ii) was available on a non-confidential basis prior to its disclosure to ICE by the Company, or (iii) becomes available to ICE on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with respect to such information. The foregoing notwithstanding, ICE may disclose Confidential Information to the extent required by law or regulation, including but not limited to court orders, subpoenas, civil investigative demands and interrogatories.

5.     Compensation

6. (a) In consideration for ICE's services hereunder, the Company agrees to pay ICE a fee of $26,500. In addition, the Company agrees to issue 6,000 common shares of the Company to ICE. The Company agrees to issue to ICE common shares and/or options of the Company on the date of closing that are non-restricted and free trading, except as they are restricted by SEC rules.

         For the purposes of this Agreement, a party shall be considered to have been "introduced to the Company through ICE" if such a party was introduced to the Company in writing either directly or indirectly by ICE, its agents or employees.





6.    Expense Reimbursement

Regardless of whether an equity financing, debt financing, merger, acquisition or similar transaction occurs, the Company shall reimburse ICE periodically for its reasonable out-of-pocket expenses (excluding compensation to ICE's employees), including the fees and disbursements of ICE's attorneys arising from ICE's performance hereunder. ICE will seek written authorization from the Company prior to incurring any expense over $250.00

7.    Mutual Indemnification for Securities Law Violations

The Company warrants that during the term of this Agreement the Company will not make, any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in connection with any memoranda, prospectus or any other public filing or documents to be provided to potential merger candidates, investors or underwriters. ICE warrants that during the term of this Agreement, it will not make any untrue statements of a material fact or omit to state a material fact required to be stated or necessary to make any statement made not misleading in connection with any memoranda, prospectus or any other public filing or documents to be provided to potential merger candidates, investors or underwriters. Each party hereto will indemnify and hold harmless the other party (including each of its directors, officers, employees, partners and agents) with respect to any liability (and actions in respect thereof) incurred by such other party by virtue of the indemnifying party's breach of the foregoing warranties and shall reimburse each indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such liability or action, provided that the indemnifying party shall have the right to control the defense of any claim giving rise to such liability and no such claim shall be settled without the consent of the indemnifying party. The foregoing provisions shall survive termination of this Agreement and any investigation with respect thereto by any party hereto.

8.    Other Engagements

The Company acknowledges that ICE is and will be acting as a consultant to other business enterprises seeking services normally provided by ICE and agrees that ICE's provision of services to such enterprises shall not constitute a breach hereof or of any duty owed to the Company by virtue of this agreement.

9.    Term

This agreement is effective upon execution by the Company as provided below and shall continue in effect until terminated by either party.

10.    Termination

Either party may terminate this agreement at any time and for any reason, with or without cause, upon the giving 30 days written notice of termination to the other party; provided, however, that ICE shall be entitled to full compensation as determined pursuant to Section 5 for any equity financing, debt financing, merger, acquisition or other transaction completed with any party introduced to the Company in writing, either directly or indirectly by ICE, its agents or employees, that occurs within two (2) years from the termination date, regardless of the reason for the termination.

11.    General Provisions

(a) This agreement shall be governed by and under the laws of the State of Maryland, USA without giving effect to conflicts of law principles. If any provision hereof is found invalid or unenforceable, that part shall be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this agreement shall remain in full force and effect.

(b) Any dispute arising under or in any way related to this agreement shall be submitted to binding arbitration by the American Arbitration Association in accordance with the Association's commercial rules then in effect. The arbitration shall be conducted in Rockville, Maryland. The arbitration shall be binding on the parties and the arbitration award may be confirmed by any court of competent jurisdiction.

(c) This agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof. This agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both parties.

(d) Any notice or other communication pursuant hereto shall be given to a party at its address first set forth above by (i) personal delivery, (ii) commercial overnight courier with written verification of receipt, or (iii) registered or certified mail. If so mailed or delivered, a notice shall be deemed given on the earlier of the date of actual receipt or three (3) days after the date of authorized delivery.

(e) This agreement may be executed in counterparts, each one of which shall constitute an original and all of which taken together shall constitute one document.

12.       Independent Contractor

In  providing  Services to the  Company  under this  Agreement,  ICE shall be an independent contractor, and no party to this Agreement shall make any representations or statements indicating or suggesting that any joint venture, partnership, or other such relationship exist between the ICE and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first written above.

IC Enterprises, LLC


By:_____________________________
     Mark Elenowitz
     Managing Director


Streamedia Communications, LLC


By:_____________________________
     James Rupp
     CEO & President                                          (Seal)